EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G (including amendments thereto) with respect to the Common Stock of BioScrip, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, hereby execute this Agreement this January 26, 2018.

January 26, 2018
Date

ARDSLEY ADVISORY PARTNERS

/s/ Steve Napoli
Signature

Steve Napoli/Partner
Name/Title

January 26, 2018
Date

ARDSLEY PARTNERS I

/s/ Steve Napoli
Signature

Steve Napoli/General Partner

January 26, 2018
Date

PHILIP J. HEMPLEMAN

/s/ Steve Napoli*
Signature

Steve Napoli/Attorney-in Fact for Philip J. Hempleman
Name/Title

January 26, 2018
Date

ARDSLEY PARTNERS FUND II, L.P.
By: Ardsley Partners I, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/General Partner

January 26, 2018
Date

ARDSLEY PARTNERS ADVANCED HEALTHCARE FUND, L.P.
By: Ardsley Partners I, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/General Partner

January 26, 2018
Date

ARDSLEY DUCKDIVE FUND, L.P.
By: Ardsley Partners I, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/General Partner

January 26, 2018
Date

ARDSLEY HEALTHCARE FUND, L.P.
By: Philip Hempleman, General Partner

Steve Napoli/Attorney-in Fact for Philip J. Hempleman
Name/Title

Steve Napoli/General Partner

* Executed by Steve Napoli as Attorney-in-Fact for Philip J. Hempleman. The Power of Attorney for Mr. Hempleman is attached as Exhibit 2 to the Statement on Schedule 13G/A with respect to the Common Stock of Vaxgen, Inc., filed on February 15, 2006, and is incorporated herein by reference.